AMENDMENT TO THE
TRUST FOR ADVISED PORTFOLIOS
FUND ADMINISTRATION SERVICING AGREEMENT

    THIS AMENDMENT to the Fund Administration Servicing Agreement dated as of January 1, 2014, as amended (the “Agreement”), is entered into by and between TRUST FOR ADVISED PORTFOLIOS, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”) and effective as of the last date on the signature block.

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to add a new series of the Trust; and;
WHEREAS, Section 11 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement and add the following series of Trust for Advised Portfolios:

Exhibit 1, the FRC Founders Index Fund is hereby added and attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

TRUST FOR ADVISED PORTFOLIOS	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Christopher E. Kashmerick	By: /s/ Anita Zagrodnik
Name: Christopher E. Kashmerick	Name: Anita Zagrodnik
Title: President	Title: Senior Vice President 2/7/2020

Exhibit 1 to the Trust for Advised Portfolios Fund Administration Servicing Agreement

Name of Series
FRC Founders Index Fund

Fund Accounting, Fund Administration & Portfolio Compliance, and Chief Compliance Officer (CCO) Services Fee Schedule at January 2020
Fund Administration, Fund Accounting & Portfolio Compliance Services Fee Schedule at January 2020
Annual Fee Based Upon Average Net Assets per Fund*
_ basis points on the first $_
_ basis points on the next $_
_ basis points on the next $_
_ basis points on the balance
Minimum Annual Fee: $_per fund

▪Additional fee of $_for funds other than for domestic equity
▪    Additional fee of $_for each additional class, Controlled Foreign Corporation (CFC), and/or sub-advisor

Services Included in Annual Fee Per Fund
▪    Advisor Information Source – On-line access to portfolio management and compliance information.
▪    Daily Performance Reporting – Daily pre and post-tax fund and/or sub-advisor performance reporting.
▪    U.S. Bank Regulatory Administration (e.g., annual registration statement update)
▪    Core Tax Services – See Additional Services Fee Schedule

All schedules subject to change depending upon use of unique security types requiring special pricing or accounting arrangements.
Data Services
Pricing Services
▪    $_– Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Mutual Funds, ETFs, Total Return Swaps
▪    $_– Domestic Corporates, Domestic Convertibles, Domestic Governments, Domestic Agencies, Mortgage Backed, Municipal Bonds
▪    $_– CMOs, Money Market Instruments, Foreign Corporates, Foreign Convertibles, Foreign Governments, Foreign Agencies, Asset Backed, High Yield
▪    $_– Interest Rate Swaps, Foreign Currency Swaps
▪    $_– Bank Loans
▪    $_– Swaptions, Intraday money market funds pricing, up to 3 times per day
▪    $_0 – Credit Default Swaps
▪    $_ per Month Manual Security Pricing (>25per day)

NOTE: Prices above are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security type, such as CLOs and CDOs, which may result in additional fees.
Corporate Action and Factor Services (security paydown)
▪    $_per Foreign Equity Security per Month
▪    $_per Domestic Equity Security per Month
▪    $_per CMOs, Asset Backed, Mortgage Backed Security per Month
Third Party Administrative Data Charges (descriptive data for each security)
▪    $_ per security per month for fund administrative data
SEC Modernization Requirements
▪    Form N-PORT – $_per year, per Fund
▪    Form N-CEN – $_ per year, per Fund

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:

Exhibit 1 (continued) to the Trust for Advised Portfolios Fund Administration Servicing Agreement

Fair Value Services, SWIFT processing, customized reporting, third-party data provider costs (including Bloomberg, S&P, Moody’s, Morningstar GICS, MSCI, Lipper, etc.), postage, stationery, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, liquidity classification fees, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary) and travel related costs.

Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. Additional regulatory administration (e.g., subsequent new fund launch), daily compliance testing, Section 18 compliance testing, Section 15(c) reporting, equity & fixed income attribution reporting, and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).
* Subject to annual CPI increase – All Urban Consumers – U.S. City Average. Fees are calculated pro rata and billed monthly.

Fund Start-up & Registration Services Project Fee Schedule
Regulatory Administration Service Proposal – In support of external legal counsel

$_ per project – one fund
$_per project – two funds
$_per project – three funds
$_per project – four funds
(Includes MST external counsel fee, subject to services provided; if applicable)

▪    Additional fee of $_per sub-adviser
▪    Additional fee of $_per drafting multi-manager exemptive application (does not include outside legal costs)
▪    MST may require up to $_ in escrow
Additional Regulatory Administration Services
▪    Subsequent new fund launch – $_per fund or as negotiated
▪    Subsequent new share class launch – $_per project
▪    Multi-managed funds – as negotiated based upon specific requirements
▪    Proxy – as negotiated based upon specific requirements

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Postage, Federal and state filing fees, expenses from Board of Trustee meetings, third party auditing and legal expenses, EDGAR/XBRL filing.

The Fund start-up and registration services project fee is paid for by the advisor and not the Fund(s). This fee is not able to be recouped by the advisor under an expense waiver limitation or similar agreement. Fund startup and registration service fees are billed 50% following the selection of U.S. Bank and 50% 75 days after the preliminary registration statement is filed with the SEC filings.

Extraordinary services – negotiated based upon specific requirements
▪    Multi-managed funds, proxy, expedited filings, asset conversion, fulcrum fee, other exemptive applications.

Exhibit 1 (continued) to the Trust for Advised Portfolios Fund Administration Servicing Agreement

Fund Chief Compliance Officer (CCO) Services Annual Fee Schedule
▪    $_for the first fund (subject to Board approval)
▪    $_for each additional fund 2-5 (subject to change based on Board review and approval)
▪    $_for each fund over 5 funds
▪    $_per sub-adviser per fund
▪    $_onboarding fee
−    For more than one fund, fees will be aggregated and allocated equally
−    If fund launches within 12 months of LOI, onboarding fee is included in $_first fund fee

▪    Per adviser relationship, and subject to change based upon board review and approval.

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

* Subject to annual CPI increase – All Urban Consumers – U.S. City Average.

Fees are calculated pro rata and billed monthly.

Advisor’s Signature below acknowledges approval of the Fund Accounting fee schedule on this Exhibit 1

First Republic Investment Management, Inc.

By: /s/ C.J. Wolfe
Name: Chris Wolfe
Title: Chief Investment Officer	Date: 2/5/2020

Exhibit 1 (continued) to the Trust for Advised Portfolios Fund Administration Servicing Agreement

Fund Administration & Portfolio Compliance
(Additional Services Fee Schedule)
Transfer In-Kind
▪    Tax Free Transfer In-Kind Cost Basis Tracking* – $5,000 per sub-account per year
Daily Compliance Services (if required)
▪    Base fee – $_per fund per year
▪    Setup – $_per fund group
Section 18 Compliance Testing
▪    $_set up fee per fund complex
▪    $_ per fund per month
Section 15(c) Reporting
▪    $_per fund per standard reporting package*
*Standard reporting packages for annual 15(c) meeting
-    Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio w classes on one report) OR Full 15(c) report
-    Performance reporting package: Peer Comparison Report
▪    Additional 15(c) reporting is subject to additional charges
▪    Standard data source – Morningstar; additional charges will apply for other data services
Equity & Fixed Income Attribution Reporting
▪    Fees are dependent upon portfolio makeup, services required, and benchmark requirements.
Core Tax Services
M-1 book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form 8613 and relevant schedules, Prepare Form 1099-MISC Forms, Prepare Annual TDF FBAR (Foreign Bank Account Reporting) filing, Prepare state returns (Limited to two) and Capital Gain Dividend Estimates (Limited to two).
Optional Tax Services
▪Prepare book-to-tax adjustments & Form 5471 for Controlled Foreign Corporations (CFCs) – $_per year
▪Additional Capital Gain Dividend Estimates – (First two included in core services) – $_ per additional estimate
▪State tax returns - (First two included in core services) – $1,500 per additional return
Tax Reporting – MLP C-Corporations
Federal Tax Returns
•Prepare corporate Book to tax calculation, average cost analysis and cost basis role forwards, and federal income tax returns for investment fund (Federal returns & 1099 Breakout Analysis) – $_
•Prepare Federal and State extensions (If Applicable) – Included in the return fees
•Prepare provision estimates – $_Per estimate

State Tax Returns
▪    Prepare state income tax returns for funds and blocker entities – $_per state return
−    Sign state income tax returns – $_per state return
−    Assist in filing state income tax returns – Included with preparation of returns
▪    State tax notice consultative support and resolution – $_per fund